DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz
Entity # E0016132005-2 Document Number 2005103743-85
Certificate of Correction (PURSUANT TO NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 and 92A)	Date Filed: 3/29/2005 5:46:05 PM In the office of /s/ Dean Heller Dean Heller Secretary Of State

Important: Read attached instructions before completing form.
ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 and 92A)

1)		The name of the entity for which correction is being made:
Surge Enterprises, Inc. (E0016132005-2)
2)		Description of the original document for which correction is being made::
Articles of Incorporation
3)	Filing date of the original document for which correction is being made:	February 7, 2005
4)		Description of the inaccuracy or defect.
Articles 3 States: Number of Shares 75,000 With par value $0.001
5)		Correction of the inaccuracy or defect.
Number of Shares 75,000,000 With par value @ $0.001
6)		Signature:
/s/ Troy Mutter	President	Feb 24, 2005
Authorized Signature	Title*	Date

*If entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or

Director if stock has not been issued; a Limited -Liability Company, by a manager or managing members; a

Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability

Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State AM Merger 2003 Revised on: 10/24/03